Internet Capital Group

Restrictive Covenant Agreement

In consideration of the July 22, 2005 grant of restricted stock and stock appreciation rights made to me as an employee of Internet Capital Group Operations, Inc. (together with Internet Capital Group, Inc., the "Company"), I hereby agree as follows:

  Proprietary Information. At all times, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless the Company expressly authorizes such disclosure in writing. "Proprietary Information" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company, its affiliated entities, any of its partner companies, investors, and partners, including but not limited to information relating to financial matters, investments, budgets, business plans, marketing plans, personnel matters, business contacts, products, processes, know-how, designs, methods, improvements, discoveries, inventions, ideas, data, programs, and other works of authorship. Proprietary Information shall also include any information that the Company is obligated to keep confidential pursuant to the terms of any nondisclosure agreement. I will not, at any time, improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring into the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person.

  Assignment of Inventions.

  2.1 Proprietary Rights and Inventions. The term "Proprietary Rights" shall mean all trade secrets, know-how, patents, copyrights and other intellectual property rights throughout the world. The term "Inventions" shall mean all trade secrets, inventions, ideas, processes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques.

  2.2 Prior Inventions. I have set forth on the attached Prior Inventions Schedule a complete list of all Inventions that I have, along or jointly with others, made prior to the commencement of my employment with the Company that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Restrictive Covenant Agreement (collectively referred to as "Prior Inventions"). If no such disclosure is attached, I represent that there are no prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.

  2.3 Assignment of Inventions. I hereby assign and agree to assign in the future (when any such inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all of my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) which are created, made conceived or reduced to practice by me or under my direction or jointly with others during my employment by the Company, whether or not during normal working hours or on the premises of the Company (the "Company Inventions"). I will, at the Company's request, promptly execute a written assignment to the Company of any such Company Invention, and I will preserve any such Company Invention as part of the Proprietary Information of the Company.

  2.4 Obligation to Keep Company Informed. I will promptly and fully disclose in writing to the Company all Company Inventions. I agree to assist in every proper way and to execute those documents and take such acts as are reasonably requested by the Company to obtain, sustain and from time to time enforce Proprietary Rights relating to Company Inventions in the United States or any other country.

  No Conflicting Obligation. I represent that my performance of all the terms of this Restrictive Covenant Agreement as an employee of the Company does not and will not breach any Restrictive Covenant Agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree not to enter into, any Restrictive Covenant Agreement whether written or oral in conflict herewith.

  Additional Activities.

  4.1 Non-Competition. During the term of my employment with the Company and for the one (1) year period beginning on the date that my employment with the Company terminates (other than due to a termination by the Company without Cause, as defined below), I will not, without the Company's express written consent, engage in any employment or business activity whose primary business involves or is related to internet software or services or business to business commerce using the internet or would otherwise conflict with my employment by the Company. If the Company terminates my employment without Cause, I will not engage in any employment or business activity whose primary business involves or is related to internet software or services or business to business commerce using the internet for the six (6) month period beginning on the date that my employment with the Company terminates provided that in connection with such termination the Company provides me with severance benefits equal to a minimum of six (6) months of salary at my then current rate of salary paid in accordance with the Company's normal payroll process (or three (3) months lump-sum salary, at my election). "Cause" shall mean a finding by the Company that (i) I have breached my employment, service, noncompetition, nonsolicitation, restrictive covenant or other similar contract with the Company; (ii) I have been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or dishonesty in the course of my employment or service; (iii) I have disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information; or (iv) I have entered into competition with the Company. Notwithstanding the foregoing, if I have an employment agreement with the Company defining "Cause," then such definition shall supersede the foregoing definition.

  4.2 Non-Solicitation and Non-Hire. During the term of my employment by the Company and the one (1) year period beginning on the date that my employment with the Company terminates for any reason (other than due to a termination by the Company without Cause), I will not either directly or through others, solicit, hire or attempt to solicit or hire any employee, consultant, independent contractor or customer of the Company to change or terminate his or her relationship with the Company or otherwise to become an employee, consultant, independent contractor or customer to, for or of any other person or business entity. If the Company terminates my employment without Cause, I will not either directly or through others, solicit, hire or attempt to solicit or hire any employee, consultant, independent contractor or customer of the Company to change or terminate his or her relationship with the Company or otherwise to become an employee, consultant, independent contractor or customer to, for or of any other person or business entity for the six (6) month period beginning on the date that my employment with the Company terminates provided that in connection with such termination the Company provides me with severance benefits equal to a minimum of six (6) months of salary at my then current rate of salary paid in accordance with the Company's normal payroll process (or three (3) months lump-sum salary, at my election). Notwithstanding the foregoing, general solicitations of employment published in a journal, newspaper or other publication of general circulation and not specifically directed towards such employees, consultants or independent contractors shall not be deemed to constitute solicitation for purposes of this Section 4.2. I shall not be prohibited from employing or maintaining as a customer any such person or business that contacts me on his or her or its own initiative and without any solicitation on my part.

  Return of Company Documents. Upon termination of my employment with the Company for any reason whatsoever, voluntarily or involuntarily, and at any earlier time the Company requests, I will deliver to the person designated by the Company all originals and copies of all documents and other property of the Company in my possession, under my control or to which I may have access. I will not reproduce or appropriate for my own use, or for the use of others, any property, Proprietary Information or Company Inventions.

  Legal and Equitable Remedies. Because my services are personal and unique, because I have had and will continue to have access to and have become and will continue to become acquainted with the Proprietary Information of the Company and because any breach by me of any of the restrictive covenants contained in this Restrictive Covenant Agreement would result in irreparable injury and damage for which money damages would not provide an adequate remedy, the Company shall have the right to enforce this Restrictive Covenant Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach, or threatened breach, of this Restrictive Covenant Agreement. I agree that in any action in which the Company seeks injunction, specific performance or other equitable relief, I will not assert or contend that any of the provisions of this Restrictive Covenant Agreement are unreasonable or otherwise unenforceable.

  Notices. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notices shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing, or if sent by overnight courier upon written verification of receipt.

  Employment. I agree and understand that nothing in this Restrictive Covenant Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, for any reason.

  General Provision. This Restrictive Covenant Agreement will be governed by and construed according to the laws of the State of Delaware, as such laws are applied to Restrictive Covenant Agreements. I acknowledge and agree that I have had an opportunity to seek advice of counsel in connection with this Restrictive Covenant Agreement and that the covenants contained herein are reasonable in geographical and temporal scope and in all other respects. If any court or other decision-maker of competent jurisdiction determines that any of my covenants contained in this Restrictive Covenant Agreement, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, then, the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced. In case any one or more of the provisions contained in this Restrictive Covenant Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Restrictive Covenant Agreement, and this Restrictive Covenant Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Restrictive Covenant Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, it successors, and its assigns. The provisions of this Restrictive Covenant Agreement shall survive the termination of employment and the assignment of this Restrictive Covenant Agreement by the Company to any successor in interest or other assignee. No waiver by the Company of any breach of this Restrictive Covenant Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Restrictive Covenant Agreement shall be construed as a waiver of any other right. The obligations pursuant to Sections 1 and 2 of this Restrictive Covenant Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other Restrictive Covenant Agreement governs nondisclosure and assignment of inventions during such period. This Restrictive Covenant Agreement is the final, complete and exclusive Restrictive Covenant Agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior restrictive covenant agreements and discussions between us. No modification of or amendment to this Restrictive Covenant Agreement, nor any waiver of any rights under this Restrictive Covenant Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Restrictive Covenant Agreement.

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This Restrictive Covenant Agreement shall be effective as of the date set forth below.

Date: July __, 2005

I have read this Agreement carefully and understand its terms. I have completely filled out the Prior Inventions Schedule to this Agreement.

Address:

_________________________________

_________________________________

Accepted and Agreed to:

INTERNET CAPITAL GROUP OPERATIONS, INC.
690 Lee Road, Suite 310
Wayne, PA 19087

Walter W. Buckley, III

Chairman, CEO and President

Date: July __, 2005

Prior Inventions Schedule

FROM: DATE:

SUBJECT: Prior Inventions

1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Internet Capital Group Operations, Inc. and any of its subsidiaries or affiliates (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

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No inventions or improvements.

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See below:

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Additional sheets attached.

2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

Invention or Improvement Party(ies) Relationship

1.

2.

3.

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Additional sheets attached.